Exhibit 10.4

QUANTUM CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

     Quantum Corporation (the “Company”) hereby grants you, [NAME OF DIRECTOR] (the “Director”), the number of Restricted Stock Units under the Company's 2012 Long-Term Incentive Plan (the “Plan”) indicated below. Subject to the provisions of Appendix A and of the Plan, the principal features of this award are as follows:

Number of Restricted Stock Units:	[NUMBER]

Scheduled Vesting Dates:	Number of Units:
[DATE]	[NUMBER]
[DATE]	[NUMBER]
[DATE]	[NUMBER]
[DATE]	[NUMBER]
[DATE]	[NUMBER]

IMPORTANT:

     By electronically accepting this award, you agree that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units covered by this grant is contained in Paragraphs 3 through 5 of Appendix A. Also, your acceptance of this award means that you agree that the Company may use and transfer your personal information as described in Paragraph 24 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

     In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from the Company’s Stock Administration Department (see paragraph 12 below). If you prefer not to electronically sign this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to the Company’s Stock Administration Department.

APPENDIX A - TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

     1. Grant. The Company hereby grants to the Director under the Plan the number of Restricted Stock Units indicated on the first page of this Agreement, subject to the terms and conditions set forth in this Agreement and the Plan. When Shares are paid to the Director in payment for the Restricted Stock Units, par value will be deemed paid by the Director for each Restricted Stock Unit by past services rendered by the Director and will be subject to the appropriate tax withholdings.

     2. Company’s Obligation to Pay. On any date, a Restricted Stock Unit has a value equal to the Fair Market Value of one Share. Unless and until the Restricted Stock Units have vested in accordance with the Vesting Schedule set forth on the first page of this Agreement, the Director will have no right to payment of the Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, Restricted Stock Units represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

     3. Vesting Schedule. Except as provided in paragraph 4, and subject to paragraph 5, the Restricted Stock Units subject to this grant will vest as to the number of Restricted Stock Units, and on the dates shown, on the first page of this Agreement, but in each case, only if the Director remains a member of the Company's Board of Directors through the applicable vesting date(s).

     4. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of all or a portion of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having been earned (vested) as of the date specified by the Committee. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Director’s “separation from service” within the meaning of Section 409A, other than due to death, and if (x) the Director is a “specified employee” within the meaning of Section 409A at the time of such interruption and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Director on or within the six (6) month period following the Director’s “separation from service” (within the meaning of Section 409A), as determined by the Company, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such separation, unless the Director dies during such six (6) month period, in which case, the Restricted Stock Units will be paid to the Director’s estate as soon as practicable following his or her death, subject to paragraph 8. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and the Director will cooperate diligently to amend the terms of this Agreement to avoid the imposition of any taxes or penalties under Section 409A. Notwithstanding the foregoing, under no circumstances will the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Director due under Section 409A or any other law or regulation. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

     5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 3 or 4 will be forfeited and cancelled automatically on the date on which the Director is no longer a member of the Company’s Board of Directors.

     6. Payment after Vesting. Subject to paragraph 4, Restricted Stock Units that vest will be paid to the Director (or in the event of the Director’s death, to his or her estate) in Shares (which may be in electronic form) as soon as practicable following the date of vesting, but in each such case no later than the date that is two-and-one-half months from the end of the Company’s tax year that includes the vesting date. Notwithstanding the foregoing, and if permitted by the Committee, the Director may elect to defer the payout of vested Restricted Stock Units by properly completing and submitting a Restricted Stock Unit Deferral Election to the Company in accordance with the directions on the Election form and such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall comply with the requirements of Section 409A, unless otherwise expressly determined by the Committee.

     7. Death of the Director. Any distribution or delivery to be made to the Director under this Agreement will, if the Director is then deceased, be made to the administrator or executor of the Director’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

     8. Withholding of Taxes. If any tax withholding is required when Shares are issued as payment for vested Restricted Stock Units or, in the discretion of the Company, at such earlier time as the Tax Obligations (defined below) are due, the Company (or, if the Director has become an employee, the employing entity), will withhold a portion of the Shares that has an aggregate market value sufficient to pay all taxes and social insurance liability and other requirements in connection with the Shares, including, without limitation, (a) all federal, state and local income, employment and any other applicable taxes that are required to be withheld by the Company or the employing Subsidiary, (b) the Director’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of the Restricted Stock Units awarded and the Shares issued thereunder, and (c) all other taxes or social insurance liabilities with respect to which the Director has agreed to bear responsibility (collectively, the “Tax Obligations”). The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund provided in the U.S. for any value of the Shares withheld in excess of the Tax Obligations as a result of such rounding. Notwithstanding the foregoing, the Company, in its sole discretion, may require the Director to make alternate arrangements satisfactory to the Company for such Tax Obligations in advance of the arising of any Tax Obligations.

     Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Director with respect to the payment of any Tax Obligations that the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from any fees, salary or other amounts payable to the Director, cash having a sufficient value to satisfy any Tax Obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares or that are due prior to the issuance of Shares under the Restricted Stock Units award. All Tax Obligations related to the Restricted Stock Units award and any Shares delivered in payment thereof are the sole responsibility of the Director.

     9. Rights as Stockholder. Neither the Director nor any person claiming under or through the Director will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director. Except as provided in paragraph 11, after such issuance, recordation, and delivery, the Director will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

     10. No Effect on Service. The terms of the Director's service with the Company, whether as a member of the Board of Directors or otherwise, will be determined from time to time by the Company, and the Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the service of the Director at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued service as a member of the Board of Directors for any period of time.

     11. Changes in Shares. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Restricted Stock Units will be increased, reduced or otherwise changed, and by virtue of any such change the Director will in his capacity as owner of unvested Restricted Stock Units which have been awarded to him (the “Prior Units”) be entitled to new or additional or different restricted stock units, cash, or securities (other than rights or warrants to purchase securities), such new or additional or different restricted stock units, cash, or securities will thereupon be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Units pursuant to this Agreement and the Plan. If the Director receives rights or warrants with respect to any Prior Units, such rights or warrants may be held or exercised by the Director, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Units pursuant to the Plan and this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional units, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of the Company’s Stock Administration Department, at Quantum Corporation, 1650 Technology Drive, Suite 800, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing.

     13. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

     14. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Director’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

     16. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates (which may be in book entry form) for Shares payable under this Agreement prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee, in its sole discretion, will have determined to be necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Committee, in its sole discretion, will have determined to be necessary or advisable; and (d) the lapse of such reasonable period of time following the vesting date of the Restricted Stock Units, as the Committee may establish from time to time, for reasons of administrative convenience.

     17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

     18. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Director, the Company, and all other interested persons. No person acting as the Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

     19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

     21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Director expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Director, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with these Restricted Stock Units (including settlement or payment thereof).

     22. Amendment, Suspension or Termination of the Plan. By accepting this award, the Director expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Director understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

     23. Notice of Governing Law. This award of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws.

     24. Data Privacy Notice. All of Director’s information that is described or referenced in this Agreement and the Plan may be used by the Company and its Subsidiaries and affiliates to administer and manage Director’s participation in the Plan. Director understands that he or she may contact the Company’s international privacy officer if Director needs to update or correct any of the information. The Company will transfer this information to, and store this information in one or several of its U.S. offices. In addition, if necessary to administer and manage Director’s participation in the Plan, the Company may transfer to, or share this information with its Subsidiaries and affiliates and any third party agents acting on the Company’s behalf to provide services to Director, or any other third parties or governmental agencies, as required or permitted by law. In particular, without limitation, the Company has engaged eTrade and any entity controlled by, controlling, or under common control with eTrade (“eTrade’s affiliates”; and together with eTrade collectively “eTrade”) to provide brokerage services and to help administer the Company’s stock plans. eTrade is acting primarily as a data processing agent under the Company’s instructions and directions, but eTrade reserved the right to share Director’s information with eTrade’s affiliates. Except as provided in this Paragraph 24 or as required or permitted by law, the Company will not disclose Director’s information outside the Company without Director’s consent.

     Unless Director notifies Company within 30 days of the grant of the Restricted Stock Units the Company may use and transfer Director’s personal information as described in this Paragraph 24, particularly as it concerns transfers to eTrade. Director understands that participation in the Plan is entirely voluntary and that his or her denial of consent does not have any adverse effects other than exclusion from the Plan.

     25. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this or future grants of Restricted Stock Units by electronic means or to request Director’s consent to participate in the Plan by electronic means. Director hereby consents to receive such documents by electronic delivery and, if requested, to accept this or future grants of Restricted Stock Units through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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